DODIE KENT
                                                                  Vice President
                                                   and Associate General Counsel
                                                                  (212) 314-3970
                                                                  (212) 707-1791

[MONY -- AN AXA FINANCIAL COMPANY LOGO]                           LAW DEPARTMENT

                                                                  April 24, 2008


MONY Life Insurance Company of America
1290 Avenue of the Americas
New York, NY  10104

Dear Sirs:

         This opinion is furnished in connection with the filing by MONY Life Insurance Company of America ("MONY America") of a Form S-1 Registration Statement of MONY America for the purpose of registering guaranteed interest account with market value adjustment interests under flexible premium annuity contracts ("Interests") under the Securities Act of 1933.

         The Interests are purchased with contributions received under individual variable annuity contracts (the "Contracts"). As described in the prospectus included in the Registration Statement, the Contracts are designed to provide for retirement income benefits.

         I have examined such corporate records of MONY America and provisions of the Arizona Insurance Law as are relevant to authorization and issuance of the Contracts and such other documents and laws as I consider appropriate. On the basis of such examination, it is my opinion that:

1. MONY America is a corporation duly organized and validly existing under the laws of the State of Arizona.

2. The Contracts (including any Interests credited thereunder) are duly authorized and, when issued in accordance with applicable regulatory approvals, represent validly issued and binding obligations of MONY America.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Dodie Kent
                                       -------------------
                                           Dodie Kent


cc:  Christopher E. Palmer, Esq.